EXHIBIT 21.1

Subsidiaries of Alarm.com Holdings, Inc.

Name	Jurisdiction of Incorporation
ADC Advance, LLC	Delaware
ADC Greensboro Park, LLC	Virginia
Alarm.com Incorporated	Delaware
Alarm.com International Holdings, LLC	Delaware
All Aware, LLC	Delaware
Bridge to Renewables, Inc.	Delaware
Building 36 Technologies, LLC	Delaware
CHeKT, Inc.	Delaware
EBS USA LLC	Florida
EnergyHub, Inc.	Delaware
EnergyHub International, Inc.	Delaware
HAW Ventures, LLC	Delaware
ICN Acquisition, LLC	Delaware
IControl Networks Canada, Inc.	Delaware
JTT Investment Partners, LLC	Georgia
Noonlight, Inc.	Delaware
ObjectVideo Labs, LLC	Delaware
Onabridge Technologies, LLC	Delaware
PC Open Incorporated d/b/a OpenEye	Washington
PointCentral, LLC	Delaware
SecurityTrax LLC	Delaware
Shooter Detection Systems, LLC	Massachusetts
Smart Coverage, LLC	Delaware
Zona Newco, LLC	Delaware
Alarm.com Poland Sp. z.o.o	Poland
Alarm.com, S. de R.L. de C.V	Mexico
EBS Brasil	Brazil
EBS Sp. z.o.o	Poland
EnergyHub Canada ULC	Canada
IControl Networks Canada ULC	Canada